Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 2, 2010 relating to the December 31, 2009 financial statements of Enterologics, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ WEBB & COMPANY, P.A.
WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
January 19, 2011

1501 Corporate Drive, Suite 150 • Boynton Beach. FL 33426
Telephone: (561) 752-1721 • Fax: (561) 734-8562
www.cpawebb.com